Exhibit 99.1

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”) is made effective as of November 1, 2006, by and between DDS Technologies USA, INC., a Nevada corporation (the “Employer”), and KERIN FRANKLIN (the “Executive”).

RECITALS

WHEREAS, the Employer considers it essential and in the best interests of its stockholders to foster the employment of key management personnel and desires to engage the services of the Executive on the terms and conditions hereinafter set forth; and

WHEREAS, Executive desires to render services to the Employer and its subsidiaries on the terms and conditions provided in this Agreement;

WHEREAS, the parties desire to amend in certain respects the Employment Agreement between the parties dated May 15, 2003 and, in consideration of such amendment, Employer will also amend the Stock Option Agreement between the parties dated May 15, 2003 to change the exercise price therein to $1.00 per share effective as of November 1, 2006;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Agreement” means this Employment Agreement, as amended from time to time.

“Basic Compensation” shall include base salary, bonuses that have been declared and are payable and benefits provided for in Section 3.1(c) of this Agreement.

“Benefits” is defined in Section 3.1(b).

“Board of Directors” means the board of directors of Employer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disability” shall mean once the Executive is unable for the “Disability Period” (as hereafter defined) to perform the essential functions of the Executive’s duties with reasonable accommodation. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Employer and the Executive upon the request of either party by notice to the other. If the Employer and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will attempt to make a determination of disability. If they cannot agree, they will select a third medical doctor who will determine whether the Executive has a disability. The determination of the third medical doctor selected under this provision will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this provision, and the Executive hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Executive is not legally competent, the Executive’s legal guardian or duly authorized attorney-in-fact will act in the Executive’s stead for the purposes of submitting the Executive to the examinations, and providing the authorization of disclosure, required under this provision.

“Disability Period” shall mean 180 consecutive days or 180 days during any twelve (12) month period; or such lesser number of days as elapse until disability insurance benefits commence under any disability insurance coverage furnished by Employer to Executive, if any.

“Employer’s Business” means the development and sale of separation, disaggregation, and extraction technology.

“Employment Period” means the term of the Executive’s employment under this Agreement as defined in Section 2.2.

“For Cause” shall mean: (a) any violation of a law, rule or regulation other than minor traffic violations, including without limitation, any violation of the Sarbanes Oxley Act of 2002 or the Foreign Corrupt Practices Act; (b) a breach of fiduciary duty for personal profit; (c) fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of the Employer or relating to the Executive’s employment; (d) misconduct by the Executive which would cause the Employer to violate any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination or any violation of written policy of the Employer or any successor entity adopted in respect to such law; (e) failure to follow Employer work rules or the lawful instructions (written or otherwise) of the Board of Directors of the Employer or a responsible executive to whom the employee directly or indirectly reports, provided compliance with such directive was reasonably within the scope of the Executive’s duties and the Executive was given notice that her conduct could give rise to termination and such conduct is not, or could not be cured, within thirty (30) days thereafter or; (f) any violation by the Executive of the terms of this Agreement.

“Good Reason” shall mean, unless Executive shall have consented in writing thereto, any of the following: (i) a reduction in Executive’s title, duties, responsibilities or status which are inconsistent with Executive’s position with Employer; (ii) a reduction by Employer in Executive’s base salary or material reduction in fringe benefits; (iii) the breach by Employer of any material agreement or obligation under this Agreement after notice and a thirty (30) day right to cure; or (iv) a requirement that Executive relocate from Executive’s current location in Erie, Colorado.

“Initial Effective Date” means May 15, 2003.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

2. EMPLOYMENT TERMS AND DUTIES

2.1 EMPLOYMENT

The Employer agrees to, and hereby does, continue to employ the Executive for the term of this Agreement upon the terms and conditions set forth in this Agreement.

2.2 TERM

Subject to the provisions of Section 6, the Employment Period for the Executive’s employment under this Agreement will be five (5) years, beginning on the Initial Effective Date, and expiring on the earlier of the fifth anniversary of the Initial Effective Date or as earlier permitted under this Agreement.

2.3 DUTIES

The Executive will serve, on a part-time basis of no less than an average of twenty hours per week, as the V.P. of Business and Product Development of Employer and will use her best efforts to perform all duties required in furtherance of her position, including without limitation, all such duties as are customarily associated with such position or such duties as are assigned or delegated to the Executive by the Board of Directors. The Executive agrees to perform in good faith and to the best of her ability all services which may be required of her hereunder and will devote sufficient efforts and business time, skill, attention and energies as are reasonably necessary to perform her duties and responsibilities under this Agreement and to promote the success of the Employer’s Business. Executive may continue to engage in the following activities: (a) providing consulting services to non-competitive businesses consistent with her practice prior to the Effective Date, including but not limited to Bionik, (b) providing consulting services to [name of new company], (c) attending board of directors’ or like meetings of other companies in which Executive or an affiliate has invested or in which Executive has been elected to serve, and (d) managing her personal investments, provided that such activities set forth in (a), (b), (c) and (d) (individually or collectively) do not in the reasonable view of Employer’s Board of Director’s interfere or conflict with the performance of Executive’s duties or responsibilities under this Agreement. If the Board reasonably believes that such activities do interfere or conflict, Employer shall inform Executive of the basis for such belief in writing and shall give Executive a minimum of ninety (90) days to respond to the Board’s concerns and discontinue such activities, if appropriate.

3. COMPENSATION

3.1 BASIC COMPENSATION

(a) Base Salary. The Executive will be paid an annual base salary of $42,000, subject to adjustment as provided below (the “Salary”), which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but no less frequently than monthly. The Executive’s Salary will be reviewed by Employer’s Board of Directors not less frequently than annually, and may be adjusted upward by Employer, but in no event will the Base Salary be less than $42,000 per year.

(b) Bonus. Executive shall be eligible to receive annual bonus compensation at the discretion of Employer’s Board of Directors and in accordance with Employer’s executive bonus or incentive compensation plan that may be in effect from time to time.

(c) Benefits. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus (subject to the provisions of Section 3.1 (b)), life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the “Benefits”). The Executive shall also be entitled to such other fringe benefits as are now or may become available to any of Employer’s other executive officers. The Company will pay the cost of all Benefits received by the Executive at a rate equal to one-half of the amount the Company pays for the same Benefits for its other employees and the Executive will be liable for the remaining cost.

3.2 OPTIONS

Employer agrees to amend, no later than October 31, 2006, Executive’s options to purchase up to six hundred thousand (600,000) shares of its common stock (the “Options”) which were granted under and are subject to the terms and conditions of the Stock Option Agreement dated May 15, 2003, to provide for an exercise price of $1.00 per share. All other terms of the Options will remain the same.

4. OFFICE ALLOWANCE; EXPENSE REIMBURSEMENT

4.1 In recognition of the fact that Executive will be located in Colorado and that Executive will incur substantial out-of-pocket, business-related expenses (e.g. phone, fax, fedex, postage, office supplies, and other expenses), Employer shall provide Employee with a $500.00 per month office allowance to reimburse her for such expenses (the “Office Allowance”).

4.2 The Employer will pay all reasonable, out-of-pocket expenses incurred by the Executive in the performance of the Executive’s duties pursuant to this Agreement (to the extent such expenses exceed the Office Allowance), including without limitation reasonable expenses incurred by the Executive in attending conventions, other business meetings and for promotional expenses, provided that any such activities must be related to Employer’s business and all individual expenses (or those aggregated for a single convention, seminar or other business trip) greater than $5,000 must be approved by either Employer’s Chief Financial Officer or Employer’s Compensation Committee (or if Employer has no Compensation Committee, its Board of Directors). The Executive must file expense reports with respect to such expenses in accordance with the Employer’s policies.

5. VACATIONS AND HOLIDAYS

The Executive will be entitled to three (3) weeks’ paid vacation each calendar year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer’s policies. Vacation days during any calendar year that are not used by the Executive during such calendar year will be forfeited.

6. TERMINATION

6.1 EVENTS OF TERMINATION

The Executive’s employment pursuant to this Agreement may be terminated by Employer on the following grounds:

(a) upon the death of the Executive;

(b) upon the disability of the Executive immediately upon notice from either party to the other;

(c) For Cause (following the expiration of any applicable notice period from Employer to Executive);

(d) at the discretion of Employer other than For Cause.

The Executive may terminate her employment on the following grounds:

(e) without Good Reason, provided that Executive gives Employer at least thirty (30) days prior written notice of her termination of employment; or

(f) for Good Reason (following the expiration of any applicable notice period from Executive to Employer).

6.2 TERMINATION PAY

Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of her death, her designated beneficiary as defined below) the compensation provided in this Section 6.2:

(a) Termination by the Employer For Cause or Termination by Executive Without Good Reason. If the Employer terminates this Agreement For Cause or Executive resigns or terminates her employment for other than Good Reason, the Executive will be entitled to receive her Basic Compensation through the date such termination is effective.

(b) Termination upon Disability. If this Agreement is terminated by either party as a result of the Executive’s Disability, the Employer will pay the Executive her Basic Compensation through the remainder of the calendar quarter during which such termination is effective and for the lesser of (i) six consecutive months thereafter, or (ii) the period until disability insurance benefits commence under any disability insurance coverage furnished by the Employer to the Executive.

(c) Termination upon Death. If this Agreement is terminated because of the Executive’s death, the Executive’s estate will be entitled to receive her Basic Compensation through the end of the calendar month in which her death occurs.

(d) Termination by Executive For Good Reason or Termination by Employer Without Cause. If this Agreement is terminated by Executive for Good Reason, or if this Agreement is terminated by Employer other than For Cause, then as severance under this Agreement Employer shall pay to Executive, in one lump sum, an amount equal to her Basic Compensation for the greater of eighteen (18) months or until May 15, 2008 (the “Severance Period”) as if Executive had continued to remain employed during the Severance Period; provided, however, as a condition to receiving such severance payment, Executive shall provide Employer with a general release in form and substance satisfactory to Employer and Executive. Employer shall make the lump sum payment to Executive on or before the tenth (10th) day following the effective date of her Termination.

7. CHARACTER OF TERMINATION PAYMENTS; MITIGATION

The amounts payable to Executive upon any termination of this Agreement shall be considered severance pay in consideration of past services rendered on behalf of the Employer and her continued service from the date hereof to the date she becomes entitled to such payments. Executive shall have no duty to mitigate her damages by seeking other employment and, should Executive actually receive compensation from any such other employment, the payments required hereunder shall not be reduced or offset by any such other compensation.

8. CONFIDENTIALITY AND RELATED MATTERS.

8.1 NON-DISCLOSURE COVENANT

Employer and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and valuable and that, as a result of the Executive’s employment, the Executive will be in a relationship of confidence and trust with Employer and will come into possession of “Confidential Information” (i) owned or controlled by Employer and its subsidiaries and affiliates; (ii) in the possession of Employer and its subsidiaries and affiliates and belonging to third parties; or (iii) conceived, originated, discovered or developed, in whole or in part, by the Executive. As used herein “Confidential Information” means trade secrets and other confidential or proprietary business, technical, personnel or financial information of Employer, whether or not the Executive’s work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to specifications, samples, records, data, computer programs, drawings, diagrams, models, consumer names, ID’s or e-mail addresses, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and software systems and processes that are not readily available to the public, even it is not specifically marked as a trade secret or confidential, unless Employer advises the Executive otherwise in writing or unless the information has been shared by Employer with entities not bound by non-disclosure agreements. In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive agrees not to directly or indirectly use or disclose to anyone, either during the Employment Period or after the termination of this Agreement, except in the performance of her duties of her employment with Employer or with Employer’s prior written consent, any Confidential Information of Employer. This non-disclosure covenant does not apply to information that is disclosed or becomes public through another source that is not bound by a confidentiality agreement with Employer; which Executive is required to disclose pursuant to court order, subpoena or applicable law (provided that Executive will use reasonable efforts to provide Employer with prompt notice of any such requests or requirement so that Employer may seek an appropriate protective order); or which is disclosed in any proceeding to enforce or interpret this Agreement. The Executive agrees that in the event of the termination of the Executive’s employment for any reason, the Executive will deliver to Employer, upon request, all property belonging to Employer, including all documents and materials of any nature pertaining to the Executive’s work with Employer and will not take with her any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information.

8.2	WORK MADE FOR HIRE

Executive recognizes and understands that Executive’s duties at the Employer may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Executive shall be done as “work made for hire” as defined and used in the Copyright Act of 1976, 17 U.S.C. §§ 1 et seq. In the event of publication of such materials, Executive understands that since the work is a “work made for hire”, the Employer will solely retain and own all rights in said materials, including right of copyright.

8.3	DISCLOSURE OF WORKS AND INVENTIONS/ASSIGNMENT OF PATENTS

In consideration of the promises set forth herein, Executive agrees to disclose promptly to the Employer, or to such person whom the Employer may expressly designate for this specific purpose (its “Designee”), any and all works, inventions, discoveries and improvements authored, conceived or made by Executive during the period of employment and related to the Employer’s Business, and Executive hereby assigns and agrees to assign all of Executive’s interest in the foregoing to the Employer or to its Designee. Executive agrees that, whenever she is requested to do so by the Employer, Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company’s interest therein. Such obligations shall continue beyond the termination or nonrenewal of Executive’s employment with respect to any works, inventions, discoveries and/or improvements that are authored, conceived of, or made by Executive during the period of Executive’s employment, and shall be binding upon Executive’s successors, assigns, executors, heirs, administrators or other legal representatives.

9. NON-COMPETITION AND NON-SOLICITATION MATTERS

9.1 NON-COMPETITION

During the term of this Agreement (the “Non-Compete Period”) the Executive agrees that she shall not work for or be interested in any business which provides services or products which are directly competitive with the Employer’s Business. In the event the Executive is terminated For Cause or Executive terminates for other than Good Reason, the Non-Compete Period shall be extended until the earlier of (i) one year; or (ii) the then scheduled expiration of the term of the Agreement. For the further purposes of this Agreement, the term “work for or be interested in any business” means that the Executive is a stockholder, director, officer, employee, partner, individual proprietor, lender or consultant with that business, but not if (i) her interest is limited solely to the passive ownership of five percent (5%) or less of any class of the equity or debt securities of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market; provided, however, that Employer acknowledges that Executive has preexisting relationships with and equity interests in Bionik (30%) and FoodWave LLC (10%) and that, notwithstanding any other provision of this Agreement, such relationships and interests shall not be deemed to violate any provision of this Agreement. In the event that any part of this Section 10 is adjudged invalid or unenforceable by any court of record, board of arbitration or judicial or quasi judicial entity having jurisdiction thereof by reason of length of time, geographical coverage, activities covered, or for any other reason, then the invalid or unenforceable provisions of this covenant shall be deemed reformed and amended to the maximum extent permissible under applicable law and shall be enforced and enforceable as so amended in accordance with the intention of the parties as expressed herein.

9.2 NON-SOLICITATION

During the Non-Compete Period, the Executive also agrees that she will not directly or indirectly: (i) solicit the trade of, or trade with, any past, present or prospective customer of the Employer for any business purpose that directly or indirectly competes with the Employer’s Business; or (ii) solicit or induce, or attempt to solicit or induce, any employee of Employer to leave Employer for any reason whatsoever, or assist or participate in the hiring of any employee of Employer to work for another entity.

10. REPRESENTATIONS OF EXECUTIVE

As a material inducement to Employer to execute this Agreement and consummate the transactions contemplated thereby, the Executive hereby makes the following representations to Employer, each of which are true and correct in all material respects as of the date hereof.

10.1 QUESTIONNAIRE

On or before the date hereof Executive has completed and returned to Employer a Directors and Officers Questionnaire (the “Questionnaire”) which is true and correct in all material respects.

10.2 NO PRIOR AGREEMENTS

Executive represents and warrants that Executive is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect Executive’s ability to perform her obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Sections 8 and 9 of this Agreement; provided, however, that Executive has confidentiality agreements with Bionik and FoodWave. Executive further represents and warrants that her employment with the Employer will not under any circumstances require her to disclose or use any confidential information belonging to prior employers or other persons or entities, or to engage in any conduct which may potentially interfere with the contractual, statutory or common-law rights of such other employers, persons or entities. In the event that Executive knows or learns of any facts whatsoever which suggest that such interference might arguably occur as the result of any proposed actions by either Executive or the Employer, Executive expressly promises that she will immediately bring such facts to the Employer’s attention.

10.3 REVIEW BY COUNSEL

Executive expressly acknowledges and represents that Executive has been given a full and fair opportunity to review this Agreement with an attorney of Executive’s choice, and that Executive has satisfied himself, with or without consulting with counsel, that the terms and provisions of this Agreement, specifically including, but not limited to, the restrictive covenant and related provisions of Section 9 hereof, are reasonable and enforceable.

10.4 NO CONFLICTS OF INTEREST

Other than as disclosed in Section 9.1, Executive covenants that, as of the date hereof, she is not involved in any venture or activity that could compete with Employer’s Business or which could potentially interfere with her ability to perform under this Agreement. During the Term, she will disclose to the Company, in writing, any and all interests she may have, whether for profit or compensation or not, in any venture or activity which could potentially interfere with her ability to perform under this Agreement or create a conflict of interest for her with the Company. For purposes of this Section 10.4 only, “conflict of interest” shall mean ownership of greater than one percent (1%) of, or $25,000 worth of equity in, another company which conducts business similar to Employer’s Business (other than Bionik and FoodWave).

10.5 EXECUTIVE’S ABILITY

Executive represents that Executive’s experience and capabilities, and the limited provisions of Section 9, are such that she will not be prevented from earning her livelihood in businesses similar to that of Employer’s Business. Executive acknowledges that there are a significant number of businesses for which her qualifications and experience would render her qualified for employment that do not constitute competing businesses such that her ability to become employed after the termination or nonrenewal of this Agreement would not be impaired.

11. GENERAL PROVISIONS

11.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of any provision of Sections 8 and 9 of this Agreement would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provisions of Sections 8 and 9 of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

11.2 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

11.3 TOLLING PERIOD

The non-competition, non-disclosure and non-solicitation obligations contained in Sections 8 and 9 of this Agreement shall be extended by the length of time during which Executive shall have been in breach of any of the provisions of such Sections 8 and 9.

11.4 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Employer:	DDS TECHNOLOGIES USA, INC
150 East Palmetto Park Road, Suite 510
Boca Raton, Florida 33432
	Telephone No.:	(561) 750-4450
	Facsimile No.:	(561) 852-5803

If to Executive:	Kerin Franklin
1574 Carlson Avenue
Erie, Colorado 80516

12.5 ENTIRE AGREEMENT; AMENDMENTS

This Agreement and the documents referenced herein, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

12.6 GOVERNING LAW

This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

12.7 ARBITRATION, OTHER DISPUTES.

In the event of any dispute or controversy arising under or in connection with this Agreement, the parties shall first promptly try in good faith to settle such dispute or controversy by mediation under the applicable rules of the American Arbitration Association before resorting to arbitration. In the event such dispute or controversy remains unresolved in whole or in part for a period of thirty (30) days after it arises, the parties will settle any remaining dispute or controversy exclusively by arbitration in Denver, Colorado in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. All administration fees and arbitration fees shall be paid solely by Employer. Notwithstanding the above, Employer shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of section 8 or 9 hereof. The prevailing party may recover attorneys’ fees in any dispute or controversy arising under or in connection with this Agreement

12.8 ASSIGNABILITY, BINDING NATURE

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than her rights to compensation and benefits, which may be transferred only by will or operation of law.

12.9 SURVIVAL

The respective rights and obligations of the parties hereunder shall survive any termination of the Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

12.10 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.11 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement (and all other agreements, documents, instruments and certificates executed and/or delivered in connection herewith) may be executed by facsimile signatures, each of which shall be deemed an original copy of this Agreement (or other such agreement, document, instrument and certificate).

IMPORTANT NOTICE: THIS AGREEMENT RESTRICTS EXECUTIVE’S RIGHTS TO OBTAIN OTHER EMPLOYMENT FOLLOWING HER EMPLOYMENT WITH THE EMPLOYER. BY SIGNING IT, EXECUTIVE ACKNOWLEDGES THIS FACT, AND FURTHER ACKNOWLEDGES THAT SHE HAS BEEN ADVISED BY THE EMPLOYER TO READ THE AGREEMENT CAREFULLY, AND/OR TO CONSULT WITH COUNSEL OF HER CHOICE CONCERNING THE LEGAL EFFECTS OF SIGNING THE AGREEMENT, PRIOR TO SIGNING IT.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

WITNESS:	EMPLOYER:

Signature Print Name Address Address	DDS TECHNOLOGIES USA, INC.
	By:	/s/ Spencer L. Sterling Authorized Executive Officer

EMPLOYEE:

/s/ Kerin Franklin
Kerin Franklin